Exhibit 2

CERTIFICATE OF SECRETARY

THE PHOENIX EDGE SERIES FUND

The undersigned, Laura E. Santino, being the Assistant Secretary of The Phoenix Edge Series Fund, a Massachusetts business trust (the “Fund”), hereby certifies that the following resolutions were adopted by the Board of Trustees of the Fund at its meeting on November 12-13, 2007 and that said resolutions have not been rescinded or modified and are in effect on the date hereof:

Upon motion duly made and seconded, the following resolutions were unanimously adopted, first by a majority of the Disinterested Trustees of the Fund, as that term is defined in Section 2(a)(19) of the 1940 Act, and then by a majority of the entire Board:

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Fund may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that the Investment Company Blanket Bond (Fidelity Bond) in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Fund and is in the best interest of the Fund and shareholders, and is hereby ratified and approved;

FURTHER
RESOLVED:	That it is hereby determined that the acquisition of the 2007-2008 Investment Adviser/Mutual Fund Professional Liability (E&O/D&O) Policies and Independent Director’s Liability (IDL) Policy in favor of the insureds named therein, including the Funds, will adequately protect the Fund against errors and omissions by any officer or Trustee of the Fund, that such coverage is in the best interest of the Fund and shareholders and that such coverage in the amount as presented to the Meeting is hereby ratified and approved;

FURTHER
RESOLVED:	That due consideration having been given in the amount of the Investment Company Blanket Bond (Fidelity Bond), the Investment Adviser/Mutual Fund Professional Liability Policies (E&O/D&O) and Independent Director’s Liability (IDL) Policy, the coverage of investment advisers and distributors of the Fund in addition to the Fund, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Fund, on the basis of their aggregate assets is fair and reasonable;

FURTHER
RESOLVED:	That the Amended and Restated Insured Bond Agreement between the Fund, its affiliated advisers, Phoenix Equity Planning Corporation and Phoenix Investment Partners, Ltd. is hereby ratified; and

FURTHER
RESOLVED:	That the officers of the Fund be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and to the Investment Adviser/Mutual Fund Professional Liability Policies and Independent Director’s Liability Policy and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than 125% of the required amount.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of February, 2008.

THE PHOENIX EDGE SERIES FUND

By:	/s/ Laura E. Santino
Name:	Laura E. Santino
Title:	Assistant Secretary

2

CERTIFICATE OF SECRETARY

OF

PHOENIX ADVISER TRUST

PHOENIX ASSET TRUST

PHOENIX EQUITY SERIES FUND

PHOENIX EQUITY TRUST

PHOENIX INSTITUTIONAL MUTUAL FUNDS

PHOENIX INVESTMENT SERIES FUND

PHOENIX INVESTMENT TRUST 06

PHOENIX INVESTMENT TRUST 97

PHOENIX MULTI-PORTFOLIO FUND

PHOENIX OPPORTUNITIES TRUST

PHOENIX PHOLIOsSM

PHOENIX SERIES FUND

PHOENIX STRATEGIC EQUITY SERIES FUND

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on November 15, 2007.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of January, 2008.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby ratified and approved;

FURTHER
RESOLVED:	That it is hereby determined that the acquisition of the 2007-2008 Investment Adviser/Mutual Fund Professional Liability Policies and Independent Director’s Liability Policy in favor of the insureds named therein, including the Funds, will adequately protect the Funds against errors and omissions by any officer or Trustee of the Funds, that such coverage is in the best interests of the Funds and shareholders and that such coverage in the amount as presented to the Meeting is hereby ratified and approved;

FURTHER
RESOLVED:	That due consideration having been given in the amount of the Investment Company Blanket Bond, the Investment Adviser/Mutual Fund Professional Liability Policies and Independent Director’s Liability Policy, the coverage of investment advisers and distributors of the Funds in addition to the Funds, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Funds, on the basis of their aggregate assets as presented to the meeting is fair and reasonable;

FURTHER
RESOLVED:	That the Amended and Restated Insured Bond Agreement between the Funds, their affiliated advisers, Phoenix Equity Planning Corporation and Phoenix Investment Partners, Ltd. is hereby ratified; and

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and to the Investment Adviser/Mutual Fund Professional Liability Policies and Independent Director’s Liability Policy and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than 125% of the required amount.

CERTIFICATE OF SECRETARY

OF

PHOENIX INSIGHT FUNDS TRUST

(the “Trust”)

The undersigned, Kevin J. Carr, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Massachusetts business trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on November 15, 2007.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of January, 2008.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby ratified and approved;

FURTHER
RESOLVED:	That it is hereby determined that the acquisition of the 2007-2008 Investment Adviser/Mutual Fund Professional Liability Policies and Independent Director’s Liability Policy in favor of the insureds named therein, including the Funds, will adequately protect the Funds against errors and omissions by any officer or Trustee of the Funds, that such coverage is in the best interests of the Funds and shareholders and that such coverage in the amount as presented to the Meeting is hereby ratified and approved;

FURTHER
RESOLVED:	That due consideration having been given in the amount of the Investment Company Blanket Bond, the Investment Adviser/Mutual Fund Professional Liability Policies and Independent Director’s Liability Policy, the coverage of investment advisers and distributors of the Funds in addition to the Funds, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Funds, on the basis of their aggregate assets as presented to the meeting is fair and reasonable;

FURTHER
RESOLVED:	That the Amended and Restated Insured Bond Agreement between the Funds, their affiliated advisers, Phoenix Equity Planning Corporation and Phoenix Investment Partners, Ltd. is hereby ratified; and

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and to the Investment Adviser/Mutual Fund Professional Liability Policies and Independent Director’s Liability Policy and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than 125% of the required amount.

DNP SELECT INCOME FUND INC.

SECRETARY’S CERTIFICATE

I, T. Brooks Beittel, Secretary of DNP Select Income Fund Inc., a Maryland corporation (the “Fund”), do hereby certify on behalf of the Fund that annexed hereto as Exhibit A is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of the Fund on May 8, 2008, and that such resolutions have not been amended, modified, rescinded or revoked since their adoption and remain in full force and effect on and as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 13th day of June, 2008.

/s/ T. Brooks Beittel
T. Brooks Beittel
Secretary

I, the undersigned, President of the Fund, do hereby certify that T. Brooks Beittel has been duly elected or appointed, and has been duly qualified and on the date hereof is, the Secretary of the Fund, and that his signature above is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand as President of the Fund as of this 13th day of June, 2008.

/s/ Nathan I. Partain
Nathan I. Partain
President

EXHIBIT A

RESOLUTIONS

OF THE BOARD OF DIRECTORS

OF DNP SELECT INCOME FUND INC.

Adopted May 8, 2008

RESOLVED, that the renewal of the Fund’s fidelity bond coverage, effective September 1, 2007, jointly with the Adviser, affiliates of the Adviser and other funds advised by the Adviser and its affiliates (the “Joint Fidelity Bond”), in the aggregate amount of $35,000,000 is hereby ratified and approved, with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of the Fund to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities named in the Fund’s portfolio;

FURTHER RESOLVED, that the allocation to the Fund of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: 50% to the individual funds, allocated based on gross assets at August 31, 2007, 25% to the investment advisers and 25% to the distributor – is hereby reaffirmed and approved, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the joint insured bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and the fact that the share of the premium allocated to the Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

FURTHER RESOLVED, that the renewal of the Joint Insured Bond Agreement, effective on September 1, 2007, is hereby reaffirmed and approved as being in the best interests of the Fund and its shareholders; and

FURTHER RESOLVED, that the Secretary of the Fund is designated as the officer responsible for making or causing to be made, on behalf of the Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement.

DTF TAX-FREE INCOME INC.

SECRETARY’S CERTIFICATE

I, T. Brooks Beittel, Secretary of DTF Tax-Free Income Inc., a Maryland corporation (the “Fund”), do hereby certify on behalf of the Fund that annexed hereto as Exhibit A is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of the Fund on May 8, 2008, and that such resolutions have not been amended, modified, rescinded or revoked since their adoption and remain in full force and effect on and as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 13th day of June, 2008.

/s/ T. Brooks Beittel
T. Brooks Beittel
Secretary

I, the undersigned, President of the Fund, do hereby certify that T. Brooks Beittel has been duly elected or appointed, and has been duly qualified and on the date hereof is, the Secretary of the Fund, and that his signature above is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand as President of the Fund as of this 13th day of June, 2008.

/s/ Nathan I. Partain
Nathan I. Partain
President

EXHIBIT A

JOINT RESOLUTIONS

OF THE BOARD OF DIRECTORS

OF DTF TAX-FREE INCOME INC.

AND THE BOARD OF DIRECTORS

OF DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

Adopted May 8, 2008

RESOLVED, that the renewal of the Funds’ fidelity bond coverage, effective September 1, 2007, jointly with the Adviser, affiliates of the Adviser and other funds advised by the Adviser and its affiliates (the “Joint Fidelity Bond”), in the aggregate amount of $35,000,000 is hereby ratified and approved, with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of the Funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities named in the Funds’ portfolios;

FURTHER RESOLVED, that the allocation to the Funds of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: 50% to the individual funds, allocated based on gross assets at August 31, 2007, 25% to the investment advisers and 25% to the distributor – is hereby reaffirmed and approved, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the joint insured bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and the fact that the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

FURTHER RESOLVED, that the renewal of the Joint Insured Bond Agreement, effective on September 1, 2007, is hereby reaffirmed and approved as being in the best interests of each Fund and its shareholders; and

FURTHER RESOLVED, that the Secretary of the Funds is designated as the officer responsible for making or causing to be made, on behalf of each Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

SECRETARY’S CERTIFICATE

I, T. Brooks Beittel, Secretary of Duff & Phelps Utility and Corporate Bond Trust Inc., a Maryland corporation (the “Fund”), do hereby certify on behalf of the Fund that annexed hereto as Exhibit A is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of the Fund on May 8, 2008, and that such resolutions have not been amended, modified, rescinded or revoked since their adoption and remain in full force and effect on and as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 13th day of June, 2008.

/s/ T. Brooks Beittel
T. Brooks Beittel
Secretary

I, the undersigned, President of the Fund, do hereby certify that T. Brooks Beittel has been duly elected or appointed, and has been duly qualified and on the date hereof is, the Secretary of the Fund, and that his signature above is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand as President of the Fund as of this 13th day of June, 2008.

/s/ Nathan I. Partain
Nathan I. Partain
President

EXHIBIT A

JOINT RESOLUTIONS

OF THE BOARD OF DIRECTORS

OF DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

AND THE BOARD OF DIRECTORS

OF DTF TAX-FREE INCOME INC.

Adopted May 8, 2008

RESOLVED, that the renewal of the Funds’ fidelity bond coverage, effective September 1, 2007, jointly with the Adviser, affiliates of the Adviser and other funds advised by the Adviser and its affiliates (the “Joint Fidelity Bond”), in the aggregate amount of $35,000,000 is hereby ratified and approved, with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of the Funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities named in the Funds’ portfolios;

FURTHER RESOLVED, that the allocation to the Funds of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: 50% to the individual funds, allocated based on gross assets at August 31, 2007, 25% to the investment advisers and 25% to the distributor – is hereby reaffirmed and approved, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the joint insured bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and the fact that the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

FURTHER RESOLVED, that the renewal of the Joint Insured Bond Agreement, effective on September 1, 2007, is hereby reaffirmed and approved as being in the best interests of each Fund and its shareholders; and

FURTHER RESOLVED, that the Secretary of the Funds is designated as the officer responsible for making or causing to be made, on behalf of each Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement.

CERTIFICATE OF SECRETARY

OF

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

(each, a “Fund”)

The undersigned, Kevin J. Carr, being the Chief Legal Officer and Secretary of each Fund, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on February 12, 2008.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of February, 2008.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Chief Legal Officer and Secretary

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to provide and maintain a Joint Insured Fidelity Bond, a copy of which has been presented to and reviewed at this meeting and ordered filed with the records of this meeting as part of Exhibit 5 hereto, with the various Phoenix funds and their respective investment advisers and distributors (the “Joint Bond”) in compliance with the provisions of Rule 17g-1 under the Investment Company Act of 1940;

RESOLVED, that, after consideration of all factors deemed relevant by the Board of Directors, the Joint Bond be in the amount of $35,000,000;

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to enter into an agreement with all of the other named insureds of the Joint Bond, providing that in the event recovery is received under the Joint Bond as a result of a loss sustained by ZF and/or ZTR and one or more of the other named insureds, the Fund(s) shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law, in the form of agreement presented to and reviewed at this meeting and ordered filed with the records of this meeting as part of Exhibit 8 hereto;

RESOLVED, that the portion of the premium for the Joint Bond paid by each Fund be, and hereby is, approved taking all relevant factors into consideration including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the Joint Bond, and the amount of the premium for such Joint Bond, the ratable allocation of the premium among all parties named as insureds, and the extent to which the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

RESOLVED, that all of the actions taken by the officers of the Funds prior to the date hereof in providing and maintaining the Joint Bond be, and they hereby are, ratified, confirmed and approved in all respects;

RESOLVED, that Kevin Carr, Secretary of the Funds, be, and hereby is, designated as the officer responsible for making the necessary filings and giving the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940; and

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to take all such action and to enter into, execute and deliver, on behalf of the Funds, all such further agreements and documents as, in their discretion, they shall deem necessary, advisable, proper or expedient in order to accomplish the purpose and intent of the foregoing resolutions, the execution and delivery of such documents to be conclusive evidence of such approval.